Exhibit 3.2
BYLAWS
OF
FLIR SYSTEMS, INC.

ARTICLE I
OFFICES

1.1 Principal Office. The principal office of the corporation shall be located at 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. The corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may from time to time require.

ARTICLE II
STOCKHOLDERS

2.1 Annual Meeting. If required by applicable law, an annual meeting of the stockholders shall be held for the election of directors at such date, time and place, if any, each year, as may be fixed by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.2 Special Meeting.

(a)    Special meetings of stockholders may be called at any time but only by the Board of Directors or the Executive Committee (if one shall have been appointed) or, in accordance with Section 2.2(b), by the Secretary. Unless otherwise provided by law, notice of all special meetings of the stockholders, stating the time, date, place, and the purposes thereof shall be given to each stockholder entitled to vote thereat not more than sixty days or less than ten days before the date of the meeting.

(b)    A special meeting of stockholders shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more record holders of shares of stock of the corporation representing not less than 25% of the voting power of all outstanding shares of stock of the corporation (the “Requisite Percentage”) who have complied in full with the requirements set forth in these Bylaws. For purposes of this Section 2.2(b) and for determining the Requisite Percentage, a stockholder of record or a beneficial owner, as the case may be, shall be deemed to own the shares of stock of the corporation that such stockholder or, if such stockholder is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would be deemed to own pursuant to Rule 200(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any shares as to which such stockholder or beneficial owner, as the case may be, does not have the right to vote or direct the vote at the special meeting or as to which such stockholder or beneficial owner, as the case may be, has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(i)    A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 2.11 (including any nominee’s written consent to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 2.11, as applicable; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition prior to the record date for the special meeting of shares of the corporation owned beneficially or of record and an acknowledgment that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the corporation.

(ii)    A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.2; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 120 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iii)    Special meetings of stockholders called pursuant to this Section 2.2 shall be held at such place, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request.

(iv)    The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, at any point after 60 days following the date the first Special Meeting Request is delivered to the corporation, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2.2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v)    In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the corporation within 60 days of the earliest dated Special Meeting Request.

(vi)    If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(vii)    Business transacted at any special meeting called pursuant to this Section 2.2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the corporation’s notice of the special meeting. The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

2.3 Notice of Meetings. Notice stating the date, time, and place, if any, of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.4 Manner of Notice.

(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law of the State of Delaware (“General Corporation Law”), the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law.

(b)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 2.4, shall be deemed to have consented to receiving such single written notice.

2.5 Waiver of Notice. A stockholder may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice. A stockholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The stockholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

2.6 Record Date

(a)    In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.7 Stockholders’ List for Meeting. The corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

2.8 Quorum; Adjournment.

(a)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of a majority in voting power of the shares of the corporation which are present in person or by proxy and entitled to vote thereon, adjourn the meeting from time to time in the manner provided in Section 2.8(b) of these Bylaws until a quorum shall attend. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

(b)    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.9 Voting Requirements; Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, each outstanding share shall be entitled to one vote upon each matter on which the holder of such shares is entitled to vote submitted to a vote at a meeting of stockholders. Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election; provided that if, as of the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.9, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter. No cumulative voting for directors shall be permitted unless the Certificate of Incorporation shall so provide. Action required or permitted by law to be taken at a stockholders meeting may be taken without a meeting only if the action is taken by all the stockholders entitled to vote on the action. To be effective, the action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action and delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. Any such consent given by electronic transmission shall be deemed delivered as provided by the General Corporation Law.

2.10 Proxies.

(a)     Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date.

2.11 Notice of Business to be Conducted at Meeting.

(a)    At an annual or special meeting of the stockholders, only such business shall be conducted and such director-nominees shall be considered for election, if any, as shall have been properly brought before the meeting. To be properly brought before a meeting, the business and nominees must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any Committee thereof, (c) otherwise properly brought before a meeting by a stockholder who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for determination of stockholders entitled to vote at such meeting of stockholders and (ii) complies with the notice procedures set forth in this Section 2.11 or (d) with respect to nominations of persons for election to the Board of Directors at an annual meeting, by an Eligible Stockholder (as defined in Section 2.13) who complies with the requirements set forth in Section 2.13 of these Bylaws.

(b)    In addition to any other applicable requirements, for business or nominations of persons for election to the Board of Directors of the corporation to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) of the preceding paragraph (a), other than (i) business or nominations made by or at the direction of the Board of Directors and (ii) nominations submitted by one or more stockholders in accordance with the requirements under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder governing director nominations submitted by stockholders for inclusion in the corporation’s proxy materials (as to which the requisite timing and form of notice thereof shall be governed by such SEC rules and regulations and not the provisions of this Section 2.11), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. In the case of an annual meeting, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first. In the case of a special meeting, to be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    To be in proper written form, a stockholder’s notice to the Secretary shall set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the corporation which are owned beneficially or of record by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (e) such person’s written consent to being named in the corporation's proxy statement as a nominee and to serving as a director if elected; (2) as to any other matter such stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any on whose behalf the nomination or proposal is made (a) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (b) the class or series and number of shares of stock of the corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (c) a description of all agreements, arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) with respect to the proposal of such business or the nomination of such nominee by the stockholder and any material interest of such stockholder or such beneficial owner in such business, (d) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after such record date), (e) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (f) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (g) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (B) otherwise to solicit proxies from stockholders in support of such proposal, and (h) all other information relating to such stockholder, such beneficial owner, if any, or the proposed business and/or director-nominee which may be required to be disclosed under applicable law. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(d)    The foregoing notice requirements of Section 2.11(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(e) Except as otherwise expressly provided in these Bylaws and in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 or Section 2.13 (with respect to annual meetings only) of these Bylaws shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such nomination not properly brought before the meeting shall be disregarded and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(f)    Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.11.

2.12 [Reserved].

2.13 Proxy Access for Director Nominations. Subject to the terms of this Section 2.13, the corporation shall include in its proxy statement, form of proxy card, voting instruction form and on any ballot distributed at an annual meeting of stockholders (together, “Proxy Materials”) for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together, in the case of the proxy statement, with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the board of directors by a stockholder, or by a group of no more than 20 stockholders that satisfies the requirements of this Section 2.13 (such stockholder or group of stockholders, including each member thereof to the extent the context so requires, an “Eligible Stockholder”), and that expressly elects at the time of providing the notice required by this Section 2.13 (the “Nomination Notice”) to have its nominee included in the Proxy Materials pursuant to this Section 2.13. In the event that an Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these bylaws shall apply to each member of such group, except that the Required Shares (as defined below) shall apply to the ownership of the group in the aggregate. No stockholder or person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13 and each Eligible Stockholder may only contribute to the Required Shares pursuant to one Nomination Notice each fiscal year. So long as they provide to the Secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds satisfy the requirements of this sentence, a group of funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder for purposes of determining an Eligible Stockholder and the Required Shares.

To be timely, a Nomination Notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date that the corporation issued its proxy statement to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Nomination Notice as described above.

For purposes of this Section 2.13, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).

The number of Stockholder Nominees appearing in the Proxy Materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Nomination Notice may be delivered to the Secretary of the corporation, or if the number of directors calculated in this sentence is not a whole number, the closest whole number (rounding down) below 25%. In no event will the number of Stockholder Nominees in the Proxy Materials be below one if a Nomination Notice is properly delivered pursuant to this Section 2.13. The following persons shall be considered Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.13 has been reached: (a) any person elected to the board who was a Stockholder Nominee at a preceding annual meeting and who is nominated for election at such annual meeting by the Board of Directors as a nominee of the Board of Directors; (b) any Stockholder Nominee whom the corporation decides to nominate as a nominee of the board of directors after a valid Nomination Notice has been submitted by an Eligible Stockholder; (c) any person nominated in accordance with the procedures set forth in Section 2.11 or Section 2.13 (whether or not such nomination is subsequently withdrawn); (d) any Stockholder Nominee who is subsequently withdrawn and (e) any director in office or director candidate who, in each case, will be included in the corporation’s Proxy Materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or understanding between the corporation and a stockholder or group of stockholders (other than such agreement, arrangement or understanding entered into in connection with an acquisition of stock by such stockholder, or group of stockholders, from the corporation).

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.13 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of nominees provided for in this Section 2.13. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.13 exceeds the maximum number of Stockholder Nominees that the corporation must include in the Proxy Materials, then each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Proxy Materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the common stock of the corporation that each Eligible Stockholder disclosed as owned in its respective Nomination Notice. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, then this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.13 thereafter (i) withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is not submitted for director election for any reason (including because of the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.13), then no other nominee or nominees shall be included in the Proxy Materials or otherwise submitted for director election pursuant to this Section 2.13.

For purposes of this Section 2.13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (i) and (ii) of the previous sentence shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (b) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of either or both of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares of common stock of the corporation shall be deemed to continue during any period in which the person has (A) loaned such shares but only so long as the person (i) has the power to recall such loaned shares on no more than five business days’ notice, (ii) recalls such loaned shares back to its own possession not more than five business days after being notified that its Stockholder Nominee will be included in the Proxy Materials and (iii) holds the recalled shares through the date of the annual meeting of stockholders or any adjournment or postponement thereof; or (B) delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof in good faith and such determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Nomination Notice the number of shares it is deemed to own for the purposes of this Section 2.13.

In order to validly submit a Nomination Notice, an Eligible Stockholder must have owned continuously for at least three years that number of shares of common stock (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization) as shall constitute 3% or more of the outstanding common stock of the corporation (the “Required Shares”) as of (i) the date of the Nomination Notice; (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the date of the annual meeting of stockholders for which the Nomination Notice was submitted.

With the Nomination Notice, an Eligible Stockholder must provide the following information in writing to the secretary of the corporation:

(a) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) verifying that, as of the date of the Nomination Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) owns, and has owned continuously for the preceding three years, the Required Shares;

(b) a written statement regarding the Eligible Stockholder’s intent with respect to continued ownership of the Required Shares after the date of the annual meeting of stockholders (it being understood that this statement will not be deemed to impose any obligation on the Eligible Stockholder to hold any of the Required Shares after the date of the annual meeting);

(c) the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders and on the business day immediately preceding the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the continuous ownership by such Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) of the Required Shares through and as of the record date and the business day immediately preceding the annual meeting, respectively;

(d) the information (including with respect to the Stockholder Nominees of such Eligible Stockholder) that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.11;

 (e) the written consent of each Stockholder Nominee to being named in the corporation’s proxy statement as a nominee and to serving as a director if elected;

(f) each Stockholder Nominee’s conditional resignation contemplated by the corporation’s Corporate Governance Guidelines, as amended from time to time;

(g) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(h) for each group, the name, address, phone number and email address of an individual who will act as a representative for the group and is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination;

(i) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent; (B) has not nominated and will not nominate for election to the board of directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.13; (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the board of directors; (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (E) intends to own the Required Shares through the date of the annual meeting of stockholders; and

(j) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12.13; (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders; and (D) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary with respect thereto.

For avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders. If, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, then all nominations by such Eligible Stockholder shall be disregarded.

An Eligible Stockholder (or, in the case of a group, a single written statement of the group) may provide to the secretary of the corporation a single written statement for inclusion in the Proxy Materials, not to exceed 500 words, in support of the Stockholder Nominee(s) (a “Statement”). Any Statement must be provided at the same time as, and in connection with, the Nomination Notice in respect of such Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 2.13, the corporation may omit from the Proxy Materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.13 shall limit the corporation’s ability to solicit against and include in its Proxy Materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

With the applicable Nomination Notice, a Stockholder Nominee must deliver to the secretary of the corporation a written certification that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance (1) to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation or (2) that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation; (iii) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, procedures and guidelines, and any other corporation policies, procedures and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement.

At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and officers. The corporation may request such additional information as is necessary to permit the board of directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the board of directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, then the Stockholder Nominee will not be eligible for inclusion in the Proxy Materials.

If any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, then each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from the Proxy Materials pursuant to this Section 2.13.

The corporation shall not be required to include any Stockholder Nominees in the Proxy Materials for any annual meeting of stockholders (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the board of directors; (ii) who is not independent under the Applicable Independence Standards, as determined in good faith by the board of directors; (iii) whose election as a member of the board of directors would cause the corporation to be in violation of these Bylaws, its Certificate of Incorporation, the listing standards of the principal exchange upon which the corporation’s common stock is traded, or any applicable law, rule or regulation; (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, or is presently a nominee for director (or comparable position) at a competitor; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (vii) if such Stockholder Nominee or the Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined in good faith by the board of directors; or (viii) if the Eligible Stockholder or Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 2.13.

Notwithstanding anything to the contrary set forth herein, the board of directors or the chairperson presiding at the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the Stockholder Nominee(s), the applicable Eligible Stockholder or both shall have breached its or their obligations, agreements or representations under this Section 2.13, as determined in good faith by the board of directors or the chairperson presiding at the annual meeting of stockholders.

The Eligible Stockholder (including any person who owns shares of common stock of the corporation that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying the requirements of this Section 2.13) shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

For the avoidance of doubt, this Section 2.13 shall not prevent any stockholder from nominating any person to the board of directors pursuant to and in accordance with Section 2.11 of these Bylaws.

The board of directors (or a duly authorized committee thereof) shall have the exclusive power and authority to interpret the provisions of this Section 2.13 and make all determinations deemed necessary or advisable in connection with Section 2.13. For purposes of applying the requirements of this Section 2.13, the number of Required Shares required to be owned by any person or persons during any time period shall be adjusted, in the manner determined in good faith by the board of directors (including any authorized committee thereof) or by the secretary of the corporation, to account for any stock dividend, stock split, subdivision, combination, reclassification, or recapitalization of shares of the corporation. All such actions, interpretations and determinations shall be final, conclusive and binding on the corporation, the stockholders and all other parties.

This Section 2.13 is the exclusive method for stockholders to include nominees for director in the Proxy Materials.

2.14. Organization and Conduct of Meetings.

(a)    Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.15. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
BOARD OF DIRECTORS

3.1 Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

3.2 Number and Qualification. The number of directors of the corporation shall be not less than five nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. Each director shall be elected to serve for a one-year term and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

3.3 Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

3.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, if any, for the holding of additional regular meetings without other notice than the resolution.

3.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, as the place for holding any special meeting of the Board of Directors called by them.

3.6 Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by any means provided by law, including by mail, electronic transmission or telephone. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. If by electronic transmission, notice shall be deemed to be given when the electronic transmission is delivered to the director’s electronic mailing address. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7 Waiver of Notice. A director may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be given by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

3.8 Quorum. A majority of the whole board of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.9 Manner of Acting.

(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation, or these Bylaws.

(b) Members of the Board of Directors may hold a board meeting by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken shall be signed by all of the directors. After an action is taken, the consent or consents related thereto, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

3.10 Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled only by a majority vote of the remaining members of the Board of Directors, even if such majority is less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12 Director Conflict of Interest.

(a)     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(1) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders.

(b)     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Removal. All or any number of the directors of the corporation may be removed with or without cause at a meeting of stockholders called expressly for that purpose, by the vote of a majority of the votes then entitled to be cast for the election of directors.

3.14 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.15 Resignation. Any director may resign by delivering notice to the Board of Directors, its chairperson, or the corporation. Such resignation shall be effective upon delivery to the corporation unless the resignation provides otherwise.

ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

4.1 Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Certificate of Incorporation or these Bylaws.

4.2 Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the committee shall not have the authority of the Board of Directors to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

4.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

4.4 Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Certificate of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

ARTICLE V
OFFICERS

5.1 Number. The officers of the corporation shall be a President and a Secretary. Such other officers and assistant officers as are deemed necessary or desirable may be appointed by the Board of Directors and shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

5.2 Appointment and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.

5.3 Qualification; Powers and Duties of Officers. An officer need not be a director or stockholder. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in these Bylaws, in resolutions by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

5.4 Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the corporation or the officer.

5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

5.6 President. The President shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of stockholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

5.7 Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

5.8 Secretary. The Secretary shall prepare the minutes of all meetings of the directors and stockholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the corporation. The Secretary shall countersign all instruments requiring the seal of the corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.

5.9 Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or these Bylaws, may sign, with the President or Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.

5.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

5.11 Appointing Attorney and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5.11 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

ARTICLE VI
ISSUANCE OF SHARES

6.1 Certificates for Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the Chairperson of the Board of Directors, the Vice Chairperson of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law, the Certificate of Incorporation or the Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1 Seal. The Board of Directors from time to time may provide for a seal of the corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.”

8.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

8.3 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

8.4 Electronic Signatures, etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law, the certificate of incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the General Corporation Law.

8.5 Amendment of Bylaws. These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the stockholders of the corporation.